Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Multi-Strategy Income and Growth Fund

333- 102903
811-21293


A special meeting of the shareholders of the above-referenced Fund was held on November 18, 2011.

The purpose of the meeting was to approve sub-advisory agreements.

The results of the shareholder votes were as follows:

<c>To approve an investment
sub-advisory agreement between
Nuveen Fund Advisors, Inc. and
Nuveen Asset Management, LLC
 for the Fund.
   For
                51,503,843
   Against
                  1,591,590
   Abstain
                  1,911,578
   Broker Non-Votes
                               -
      Total
                55,007,011




To approve an investment sub-
advisory agreement between
Nuveen Fund Advisors, Inc. and
NWQ Investment Management
Company, LLC for the Fund.

   For
                51,328,065
   Against
                  1,682,816
   Abstain
                  1,996,130
   Broker Non-Votes
                               -
      Total
                55,007,011

Proxy materials are herein incorporated by reference to the SEC filing on September 16, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11-085056.